Industrial Product Sales Contract

Contract No: FJ2005-B-6

Date: March 31 2005

The Seller: Inner Mongolia Xiangzhen Fluorite Industrial Co., Ltd

The Buyer: Beijing Capital Steel Company Limited by Shares

Location: Beijing

Article 1: Name of Commodity, Quantity and Quality:

The seller supplies 3600 ton fluorite to the buyer, the quality of the fluorite abides Standard YB/T5217-1997.

Article 2: Terms of price:

The price is 490 Yuan RMB/ton, and the total price of contract is 1764000 Yuan RMB. This price is the tax-inclusive price.

Article 3: Terms of Transportation:

The seller is responsible for transportation, and pays the freight. The transportation manner is by the railway. The destination is Southern Station of Shijingshan Railway Station in Beijing.

Article 4: Assay and Acceptance:

The buyer assays the products, and checks the quality and quantity; the result shall be the basis of the balance (payment). If seller has disagreement on the check and acceptance, the seller can require assay again in two days from receiving the assay note.

Article 5: Any disputes arising from the contract will be settled through friendly negotiations between both parties. In case no settlement can be reached through negotiations, the disputes will be submitted to the Court of Shijingshan District.

Article 6: This contract is valid during the period from April 1st to July. 30, 2006.

(Signature):

The Seller: Inner Mongolia Xiangzhen Fluorite Industrial Co., Ltd

Legal Representative: /s/

The Buyer: Beijing Capital Steel Company Limited by Shares

Legal Representative: /s/